                                                                       EXHIBIT 4



              UCAR INTERNATIONAL INC. COMPENSATION DEFERRAL PROGRAM

              UCAR INTERNATIONAL INC. COMPENSATION DEFERRAL PROGRAM

                                    ARTICLE I

                                     PURPOSE

                  1.1 The  purpose  of this  Program  is to (i)  allow  Eligible
Employees under the Variable Compensation Plans to defer up to 85% of their Variable Compensation, (ii) allow Eligible Employees to defer up to 50% of their base salary and (iii) allow Eligible Employees to defer a portion or all of their lump sum payments otherwise payable from the SRIP, ERIP and/or Equalization Plan.

                  1.2 This Program shall be effective for amounts payable on or after January 1, 2000.

                                   ARTICLE II

                                   DEFINITIONS

                  2.1   "Administrative   Committee"  means  the  Administrative
Committee for Non-Qualified Employee Benefit Plans of UCAR International Inc., as appointed by the Chairman and Chief Executive Officer of the Corporation.

                  2.2 "Aggregate Compensation" means the sum of a Participant's Compensation and Deferred Compensation.

                  2.3 "Applicable Equity Investment Fund Rate" means the difference between the value of each of the applicable investment funds under the Savings Plan elected by a Participant under Section 8.2 of this Program:
Vanguard 500 Index Fund, Vanguard/Windsor II Fund, Vanguard/PRIMECAP Fund, UAM ICM Small Company Portfolio, Vanguard International Growth Fund, Vanguard
LifeStrategy(TM) Income Fund, Vanguard LifeStrategy(TM) Conservative Growth Fund, Vanguard LifeStrategy(TM) Moderate Growth Fund and Vanguard LifeStrategy(TM) Growth Fund, determined on a fund by fund basis, as of (i) the later of the Date of Deferral or the effective date of a Participant's election under Section 8.2(c), and (ii) the relevant valuation date for determining the amount of earnings of such investment fund in accordance with Article VIII. Such value shall include any hypothetical dividends and hypothetical capital gains distributions paid on such investment fund during the period for which the Applicable Equity Investment Fund Rate is being determined, as if such hypothetical dividends or hypothetical capital gains distributions are reinvested when payable in additional shares of such fund. The value of a respective investment fund for purposes of this Section 2.3, shall mean the net asset value of such investment fund as reported by such fund. If the investment funds under the Savings Plan are changed, deleted or added to, then the Applicable Equity Investment Fund Rate shall be changed to correspond to the investment funds offered under the Savings Plan, effective on the date such change is made to the investment funds under the Savings Plan.

                  2.4 "Beneficiary" means the person, persons or estate entitled (as determined under Article VII) to receive payment under this Program following a Participant's death.

                  2.5 "Board" shall mean the Board of Directors of the UCAR International Inc.

                  2.6 "Change of Control" shall be deemed to occur if any of the following circumstances shall occur:

                   (i) any "person" or "group" within the meaning of Section 13(d) or 14(d)(2) of the Securities Exchange Act of 1934 (the "Act") becomes the beneficial owner of 15% or more of the then outstanding Common Stock or 15% or more of the then outstanding voting securities of the Corporation;

                   (ii) any "person" or "group" within the meaning of Section 13(d) or 14(d)(2) of the Act acquires by proxy or otherwise the right to vote on any matter or question with respect to 15% or more of the then outstanding Common Stock or 15% or more of the combined voting power of the then outstanding voting securities of the Corporation;

                   (iii) Present Directors and New Directors cease for any reason to constitute a majority of the Board (and, for purposes of this clause (iii), "Present Directors" shall mean individuals who at the beginning of any consecutive twenty-four month period were members of the Board and "New Directors" shall mean individuals whose election by the Board or whose nomination for election as directors by the Corporation's stockholders was approved by a vote of at least two-thirds of the directors then in office who were Present Directors or New Directors);

                   (iv) the stockholders of the Corporation approve a plan of complete liquidation or dissolution of the Corporation; or

                   (v) consummation of:

                   (x) a reorganization, restructuring, recapitalization, reincorporation, merger or consolidation of the Corporation (a "Business Combination") unless, following such Business Combination, (a) all or substantially all of the individuals and entities who were the beneficial owners of the Common Stock and the voting securities of the Corporation outstanding immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the common equity securities and the combined voting power of the voting securities of the corporation or other entity resulting from such Business Combination outstanding after such Business Combination (including, without limitation, a corporation or other entity which as a result of such Business Combination owns the Corporation or all or substantially all of the assets of the Corporation or the Company either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of outstanding Common Stock and the combined voting power of the outstanding voting securities of the Corporation, respectively, (b) no "person" or "group" within the meaning of Section 13(d) or 14(d)(2) of the Act (excluding (1) any corporation or other entity resulting from such Business Combination and (2) any employee benefit plan (or related trust) of the Company or any corporation or other entity resulting from such Business Combination) beneficially owns 15% or more of the common equity securities or 15% or more of the combined voting power of the voting securities of the corporation or other entity resulting from such Business Combination outstanding after such Business Combination, except to the extent that such beneficial ownership existed prior to such Business Combination with respect to the Common Stock and the voting securities of the Corporation, and (c) at least a majority of the members of the board of directors (or similar governing body) of the corporation or other entity resulting from such Business Combination were members of the Board at the time of the execution of the initial agreement providing for such Business Combination or at the time of the action of the Board approving such Business Combination, whichever is earlier; or

                   (y) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Corporation or the Company, whether held directly or indirectly through one or more subsidiaries (excluding any pledge, mortgage, grant of security interest, sale-leaseback or similar transaction, but including any foreclosure sale), provided, that, for purposes of clauses (v)(x) and (v)(y) above, the divestiture of less than substantially all of the assets of the Corporation or the Company in one transaction or a series of related transactions, whether effected by sale, lease, exchange, spin-off, sale of stock of or merger or consolidation of a subsidiary, transfer or otherwise, shall not constitute a Change in Control of the Corporation.

         Notwithstanding  the  foregoing,   (A)  a  Change  in  Control  of  the
Corporation shall not be deemed to occur:

                   (I) pursuant to clause (i) or (ii) above, solely because 15% or more of the then outstanding Common Stock or the then outstanding voting securities of the Corporation is or becomes beneficially owned or is directly or indirectly held or acquired by one or more employee benefit plans (or related trusts) maintained by the Company; or

                   (II) pursuant to clause (v)(y) above, (1) if the Board determines that any sale, lease, exchange or other transfer does not involve all or substantially all of the assets of the Corporation or the Company or (2) unless the Board determines otherwise, solely because of the consummation of a transaction or a series of transactions pursuant to which the Company sells, distributes to the Corporation's stockholders, or otherwise transfers or disposes of any or all of its ownership of its natural, acid-treated and flexible graphite business, however owned (including ownership through one or more dedicated subsidiaries and holding companies therefor and successors thereto); and

         (B) to the extent  that a "person"  or  "group"  within the  meaning of
Section 13(d) or 14(d)(2) of the Act is the beneficial owner of 15% or more of the Common Stock or the voting securities of the Corporation on May 9, 2000, then the references therein to 15% shall be deemed to be references to 22.5% as (but only as) to such "person" or "group."

         For purposes of this Agreement, references to "beneficial owner" and correlative phrases shall have the same definition as set forth in Rule 13d-3 under the Act (except that ownership by underwriters for purposes of a distribution or offering shall not be deemed to be "beneficial ownership"), references to the Act or rules and regulations thereunder shall mean those in effect on May 9, 2000 and references to "Common Stock" shall mean the common stock of the Corporation.

                  2.7 "Code" means the Internal Revenue Code of 1986, as amended from time to time.

                  2.8 "Compensation" means, solely for purposes of this Program, a Participant's taxable base salary, taxable Variable Compensation awarded under a Variable Compensation Plan and any compensation that is deferred by the Participant to any other plan maintained by the Corporation which satisfies the requirements of Code Sections 125 or 401(k).

                  2.9   "Compensation   Committee"   means   the   Organization,
Compensation and Pension Committee of the Board, or any successor thereto.

                  2.10 "Corporation" means UCAR International Inc., a Delaware corporation, and any successor thereof by merger, consolidation or otherwise and its 100% owned subsidiaries.

                  2.11 "Date of Deferral" means (i) with respect to Variable Compensation, the date on which the Corporation makes payments for Variable Compensation awards for a given Service Year, (ii) with respect to base salary deferral, the date on which the relevant salary would have been paid and (iii) with respect to amounts which would otherwise have been paid from the SRIP, ERIP or Equalization Plan, the date on which lump sum amounts would have otherwise been distributed in accordance with the terms of the SRIP, ERIP or Equalization Plan.

                  2.12 "Deferred Compensation" means the amount of Compensation deferred by a Participant under this Program pursuant to Section 5.3 of this Program.

                  2.13 "Disability" shall mean the inability of a Participant to perform in all material respects his or her duties and responsibilities to the Corporation, or any subsidiary of the Corporation, by reason of a physical or mental disability or infirmity which inability is reasonably expected to be permanent and has continued (i) for a period of six consecutive months, or (ii) such shorter period as the Corporation may determine. The Participant (or his or her representative) shall furnish the Corporation with satisfactory medical evidence documenting the Participant's disability or infirmity.

                  2.14 "Eligible Employee" means an individual who (i) on the date of his or her election to participate in this Program as provided in
Section 5.1, is a participant in a Variable Compensation Plan and is employed with the Corporation in the United States (or outside the United States to the extent such amounts to be deferred would otherwise be included as income for such person under the Code) or (ii) with respect to a deferral of all or a portion of his or her lump sum payments otherwise payable from the SRIP, ERIP and/or Equalization Plan, was employed with the Corporation in the United States (or outside the United States to the extent such amounts would otherwise be included as income for such person under the Code) during the year in which the deferral election is made pursuant to Section 5.1.

                  2.15 "Equalization Plan" means the Equalization Benefit Plan for Participants of the UCAR Carbon Retirement Plan, as may be amended from time to time.

                  2.16 "ERIP" means the UCAR Carbon Company Inc. Enhanced Retirement Income Plan, as amended from time to time.

                  2.17 "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  2.18 "Management Plan" means the UCAR International Inc. Management Incentive Plan (effective January 1, 1999), as it may be amended from time to time, or any successor plan.

                  2.19 "Participant" means an Eligible Employee who (i) elects in advance to defer a portion of his or her base salary in accordance with
Section 5.3 of this Program, (ii) elects in advance to defer a portion of his or her Variable Compensation for a given Service Year under one of the Variable Compensation Plans in accordance with Section 5.3 of this Program, if one were to be paid to such Participant for that year, and who is in fact subsequently awarded Variable Compensation for that year, payable during the following calendar year on the Date of Deferral or (iii) elects in advance under this Program to defer his or her lump sum distribution from the SRIP, ERIP or Equalization Plan.

                  2.20 "Program" means this UCAR International Inc. Compensation Deferral Program, as it may be amended from time to time.

                  2.21 "Retirement" shall mean (a) with respect to any Participant, the Participant's termination of employment with the Corporation when eligible to receive an immediate pension benefit under the Retirement
Program and (b) for those Participants who are not participating in the Retirement Program, the date on which such Participant (i) has attained age 50 with at least 10 years of service with the Corporation and (ii) actually retires from employment with the Corporation.

                  2.22 "Retirement Program" means the UCAR Carbon Retirement Plan, as it may be amended from time to time.

                  2.23 "Savings Plan" means the UCAR Carbon Savings Plan, as it may be amended from time to time.

                  2.24 "Service Year" means one of the calendar years on and after 1999, as to which an election may be made in accordance with Article V, and in respect of which Variable Compensation may be paid during the following calendar year on the Date of Deferral.

                  2.25 "SRIP" means the UCAR Carbon Company Inc. Supplemental Retirement Income Plan, as it may be amended from time to time.

                  2.26 "Stable Value Rate" means the rate of interest for the UCAR Stable Value Fund under the Savings Plan, as in effect from time to time.

                  2.27 "UCAR Stock Value Rate" means the difference between the unit value of the Corporation's common stock as of the later of (i) the Date of Deferral or the effective date of a Participant's election under Section 8.2(c) pursuant to which earnings shall accrue at the UCAR Stock Value Rate and (ii) the relevant date of determination of the amount of earnings in accordance with
Section 8.2 of this Program. Such value shall include the value of any hypothetical dividends paid on the common stock during the period for which the UCAR Stock Value Rate is being determined, as if such hypothetical dividends were reinvested when payable in additional shares of the Corporation's common stock. The unit value of the Corporation's common stock for purposes of this
Section 2.27 with respect to any relevant date of determination shall be determined in the same manner as provided in the Savings Plan.

                  2.28 "Unforeseen Emergency" means an event beyond the control of the Participant that would result in severe financial hardship to the Participant if early withdrawal of the Participant's deferrals (including any earnings credited to him or her pursuant to Article VIII of this Program) under this Program were not permitted. Whether a Participant has an Unforeseen Emergency shall be determined by the Administrative Committee.

                  2.29 "Variable Compensation" means any amounts awarded in accordance with one of the Variable Compensation Plans.

                  2.30 "Variable Compensation Plans" means, collectively, the Management Plan, incentive plans of UCAR Composites Inc., the UCAR Graph-Tech Inc. Management Incentive Plan (but only so long as UCAR Graph-Tech Inc. participates in the Program) and any other variable compensation plan authorized by the Administrative Committee to participate in this Program.

                                   ARTICLE III

                                 ADMINISTRATION

                  3.1 Except as otherwise indicated, the Administrative Committee shall supervise the administration and interpretation of this Program, may establish administrative regulations to further the purpose of this Program and shall take any other action necessary for the proper operation of this Program. In carrying out their responsibilities under this Program, the Administrative Committee and other Program fiduciaries shall have discretionary authority to interpret the terms of this Program and to determine eligibility for entitlement to benefits, in accordance with the terms of this Program. An interpretation made pursuant to such discretionary authority shall be given full force and effect, unless it can be shown that the interpretation or determination was arbitrary and capricious. All decisions and acts of the Administrative Committee shall be final and binding upon all Participants, their Beneficiaries and all other persons.

                                   ARTICLE IV

                                   ELIGIBILITY

                  4.1 To be eligible to participate in this Program for a given year, a person must have become an Eligible Employee not later than the day on or before the date which an Eligible Employee must make the election provided for in Article V of this Program for that year.

                                    ARTICLE V

                                    DEFERRALS

                  5.1 During each of the years this Program is in effect, Eligible Employees shall be informed of the opportunity to participate in this Program. An Eligible Employee choosing to participate in this Program must make an election to do so on or before the date designated by the Administrative Committee and otherwise in accordance with such procedures as may be established by the Administrative Committee.

                  5.2 (a) While an election to defer Variable Compensation under one of the Variable Compensation Plans shall be irrevocable when made until the next scheduled annual election period, participation in this Program with respect to Variable Compensation shall become effective only on the Date of Deferral and only if, on such date, the Eligible Employee receives an award under one of the Variable Compensation Plans (or would have received an award but for an election to defer under this Program).

                  Variable Compensation awards, if any, for services performed in calendar years 1999 and 2000, must be deferred during the 1999 annual election period except that if a Variable Compensation Plan is first adopted by the Corporation in 2000 and covers services performed in 2000, then a Participant may, within 31 days after such Plan is adopted by the Corporation, make an election to defer amounts which may be paid under such Plan for services performed in 2000. Variable Compensation awards, if any, for services performed in calendar years 2001 and beyond, must be deferred during the annual election period immediately preceding the calendar year in which such services will be performed. Notwithstanding the foregoing, an Eligible Employee who becomes eligible to participate in this Program after January 1, 2000 may elect to defer a Variable Compensation award during the calendar year in which services will be performed; provided, however, he or she makes an election to defer within 31 days after becoming eligible to participate in this Program.

                  (b) An Eligible Employee must elect to defer his or her base salary for services performed in calendar year 2000 during the 1999 annual election period. Participation in this Program shall become effective only on the Date of Deferral and only if the Eligible Employee is employed with the Corporation on the date on which the Eligible Employee must make the election provided for in this Article V. Base salary for services performed in calendar years 2001, and beyond, must be deferred during the annual election period immediately preceding the calendar year in which such services will be performed. A Participant may suspend his or her election to defer his or her base salary at any time; provided, however, that such Eligible Employee may not resume deferrals of base salary until the following calendar year. Notwithstanding the foregoing, an Eligible Employee who becomes eligible to participate in this Program after January 1, 2000, may elect to defer a portion of his or her base salary during the calendar year in which services will be performed; provided he or she makes an election to defer within 31 days after becoming eligible to participate this Program.

                  (c) A Participant must elect to defer lump sum payments that he or she would otherwise receive in accordance with the terms of the SRIP, ERIP or Equalization Plan during the annual election period immediately preceding the calendar year in which such payments would otherwise be received.

                  5.3 (a) On or before the date designated by the Administrative Committee and otherwise in accordance with such procedures as may be established, a Participant may elect voluntarily to defer (i) up to 85% of the Participant's award under the Variable Compensation Plans (in 1% increments),
(ii) up to 50% of his or her base salary (in 1% increments) and/or (iii) up to 100% of his or her lump sum payment from the SRIP, ERIP or Equalization Plan (in 1% increments).

                  (b) A Participant must elect, during any applicable calendar year, to defer in the aggregate a minimum of $1,000 of his or her base salary, Variable Compensation or lump sum payments from the SRIP, ERIP or Equalization Plan in order to participate in this Program in any particular year. Notwithstanding any provision in this Program to the contrary, if a Participant fails to defer in the aggregate at least $1,000 of base salary, Variable Compensation or lump sum payment from the SRIP, ERIP or Equalization Plan in any calendar year, the Administrative Committee may, in its sole discretion, require such Participant to irrevocably elect to defer a minimum aggregate amount of $1,000 in the calendar year immediately following thereafter in order to participate in this Program in any particular year.

                                   ARTICLE VI

                   PAYMENTS TO PARTICIPANTS AND BENEFICIARIES

                  6.1 Time of Payment. (a) Subject to subsections (b), (c), (d) and (e) of this Section 6.1, a Participant shall begin to receive payment of his or her deferrals, and any earnings accruals credited under Article VIII, during the January next following his or her date of Retirement or other termination of employment.

                  (b) (i) Notwithstanding any provision in this Program to the contrary, a Participant may elect to commence receipt of payments of any amounts deferred upon a specific future fixed year payment date(s) which is at least five years after the Date of Deferral or such shorter schedule as the Administrative Committee may determine. Such payments must begin no later than the calendar year in which the Participant attains age 70 1/2. A Participant making such an election shall receive his or her lump sum payment in the month of the future fixed year payment date as specified by the Participant in his or her election pursuant to Section 5.1 or, if applicable, such Participant shall receive installment payments in accordance with Section 6.2.

                  (ii) With respect to a Participant who has attained age 55 at the time of the election of his or her deferral, the five-year period described in subsection (i) shall instead be one year with respect to all deferrals under this Program.

                  (iii) A Participant is limited to four future fixed year payment dates. The amounts paid out in such future fixed year payments shall include the sum of a Participant's deferrals under this Program and any earnings accrued thereon.

                  (c) A Participant who has an Unforeseen Emergency may receive a distribution of all or a portion of his or her account balance, including any earnings credited to him or her pursuant to Article VIII of this Program; provided that the Participant may not receive an amount greater than the amount necessary to meet the Unforeseen Emergency and any amounts necessary to pay federal, state and local income taxes or penalties reasonably anticipated to result from a withdrawal under this Section 6.1.

                  (d) Notwithstanding any provision in this Program to the contrary, a Participant may, on the applicable Date of Deferral or at any time thereafter prior to a Change of Control, elect to receive payment of his or her entire account balance under this Program at such time as a Change of Control occurs. Moreover, a Participant may elect to change his or her election to receive (or not to receive) payment of his or her entire account balance under this Program upon the occurrence of a Change of Control at any time prior to the date that a Change of Control occurs. Any payments made under this subsection
(d) shall be made in a lump sum within 45 days after the Change of Control has occurred.

                  (e) A Participant may request a distribution of all or a portion of his or her account balance, including any earnings credited to him or her pursuant to Article VIII of this Program, at any time and for any reason by submitting a written request to the Administrative Committee, subject to the following substantial limitations and conditions:

                  (i) The Participant shall permanently forfeit ten percent (10%) of the amount distributed to him or her; and

                  (ii) If the Participant is still employed by the Corporation, the Participant shall not be permitted to make deferral elections into the Plan for two Plan years following the year of such a distribution.

                  Upon the Participant's agreement to these two conditions, the Administrative Committee shall direct a distribution to the Participant of the amount requested, less the 10% partial forfeiture described above (which shall revert to the Corporation and not be paid to or for the benefit of the Participant, his or her Beneficiary or any other person). The distribution shall be made in lump sum as soon as administratively practicable.

                  6.2 Form of Payments. (a) A Participant may elect to receive payments under this Program in annual or quarterly installments. Such installments must commence as described in Section 6.1, and must be completed by the calendar year in which the Participant attains age 85.

                  (b) A Participant may elect to receive installment payments either (i) annually during each January or (ii) quarterly, commencing in the January that payment was otherwise due in accordance with Section 6.1. If a Participant does not elect the form of his or her installment payments, such installment payments shall be made annually during each January.

                  (c) If a Participant does not elect the form of his or her payments, such payments shall be made in a lump sum payment.

                  (d) A Participant may change the form of payment previously elected only one time and subject to the following restrictions:

                  (i) such election is made no later than October 31 in the calendar year that the Participant terminates employment, to be effective no earlier than the following calendar year;

                  (ii)  the   election   is  subject  to  the   consent  of  the
                  Administrative  Committee.

                  (e) 1. If a Participant dies at any time prior to receiving any portion of his or her account balance under this Program, payment shall be made to the Participant's Beneficiary as follows:

                       (A) If the Participant's Beneficiary is his or her surviving spouse, such Participant's entire account balance under this Program shall be paid as follows: (i) ten annual installments or a shorter schedule, if so elected by the surviving spouse, or (ii) a lump sum payment payable on or about the January 1st following the Participant's death.

                       (B) If the Participant's Beneficiary is someone other than his or her surviving spouse, such Participant's entire account balance under this Program shall be paid in a lump sum payment as soon as practical following the Participant's death.

                       2. If a Participant dies at any time after payment of his or her account balance under this Program has begun, such Participant's Beneficiary shall continue to receive payment of the Participant's account in the same manner as the Participant elected, or such shorter payment schedule as elected by the Beneficiary.

                  (f) If a Participant sustains a Disability, such Participant shall receive the full amount of his or her account balance (other than deferrals to a specific future date) paid out in ten annual installments or a shorter schedule, if so elected by the Participant. Payments shall begin on the first business day of the second calendar quarter following the onset of Disability. If a Participant has elected to receive a portion or all of his or her account balance on a specific future date, that election will not be affected by the Participant's Disability.

                  (g) If any lump sum distribution  otherwise payable under this
Program would be disallowed in any part as a deduction to the Corporation in accordance with Section 162(m) (or a successor Section) of the Code, the Administrative Committee may determine to distribute the amount of such benefit in installments such that the Participant or Beneficiary shall receive the maximum amount permissible in each installment and still preserve the Corporation's full tax deduction.

                  6.3 Amount of Payment. (a) If a Participant is terminated by the Corporation for cause, he or she shall receive the lesser of (A) any amounts he or she actually deferred under Article V, less any previous payments made or
(B) his or her account balance under this Program. Such payment shall be made in a lump sum payment as soon as administratively practical following the Participant's termination of employment; provided, however, that such Participant will forfeit all earnings accruals credited to him or her pursuant to Article VIII.

                  (b) If a Participant terminates employment voluntarily, such Participant shall receive the full amount of his or her account balance in a lump sum payment as soon as administratively practical following the Participant's termination of employment. However, if a Participant has elected to receive a portion or all of his or her account balance on a specific future date, that election will remain in place.

                  (c) If a Participant terminates employment for any reason other than termination by the Corporation for cause or voluntary termination, such Participant (or Beneficiary) shall receive the full amount of his or her account balance (other than deferrals to a specific future date) in ten annual installments commencing in the calendar year following the Participant's termination of employment or a shorter schedule, including a lump sum payment, if so elected by the Participant. However, if a Participant has elected to receive a portion or all of his or her account balance on a specific future date, that election will remain in place.

                  6.4 Payment in U.S. Dollars. All payments under this Program shall be made in U.S. dollars.


                  6.5 Reduction of Payments. All payments under this Program shall be reduced by any and all amounts that the Corporation is required to withhold pursuant to applicable law.

                                   ARTICLE VII

                                  BENEFICIARIES

                  7.1 A Participant may at any time, and from time to time, prior to his or her death designate one or more Beneficiaries to receive any payments to be made following the Participant's death. If no such designation is on file with the Corporation at the time of a Participant's death, the Participant's Beneficiary shall be the beneficiary or beneficiaries named in the beneficiary designation most recently filed by the Participant under the Savings Plan. If a Participant has not effectively designated a beneficiary under the Savings Plan, or if no designated beneficiary has survived the Participant, the Participant's Beneficiary shall be the Participant's surviving spouse, or, if no spouse has survived the Participant, the estate of the deceased Participant. If an individual Beneficiary cannot be located for a period of one year following the Participant's death, despite mail notification to the Beneficiary's last known address, and if the Beneficiary has not made a written claim for benefits within such period to the Administrative Committee, the Beneficiary shall be treated as having predeceased the Participant. The Administrative Committee may require such proof of death and such evidence of the right of any person to receive all or part of a deceased Participant account balance, as the Administrative Committee may consider appropriate. The Administrative Committee may rely upon any direction by the legal representatives of the estate of a deceased Participant, without liability to any other person.

                                  ARTICLE VIII

                                EARNINGS ACCRUALS

                  8.1 Each Participant's account balance under this Program shall be credited with earnings from the Date of Deferral through the date such deferral is paid out or withdrawn pursuant to Article VI. Earnings under this
Section 8.1 shall accrue at the rate elected in accordance with Section 8.2.

                  8.2 (a) Earnings accruing in accordance with Section 8.1 shall accrue at (i) the Stable Value Rate, (ii) the Applicable Equity Investment Fund Rate, (iii) the UCAR Stock Value Rate or (iv) a combination of the three rates.

                  (b) Subject to subparagraph (c), a Participant shall designate at the time of his or her election to defer any amounts under this Program which accrual rate or rates shall apply to his or her deferrals; provided such elections must be in whole percentage points. Subject to subparagraph (c) of this Section 8.2, such elections shall be effective as of the Date of Deferral through the date such deferral is paid out or withdrawn pursuant to Article VI.

                  (c) A Participant may elect on a daily basis to change the accrual rate under this Section 8.2 with respect to any or all previous deferrals under this Program.

                  (d) Notwithstanding subparagraph (b) above, a Participant who either (i) is subject to Section 16 of the Exchange Act or (ii) is deemed subject to Section 16 of the Exchange Act by the Administrative Committee, may utilize the UCAR Stock Value Rate at the time of his or her election to defer any amounts under this Program; provided, however, that such allocated amounts shall not be eligible for reallocation to another accrual rate under this
Section 8.2 for a period of 6 months from the Date of Deferral.

                  (e) A Participant may elect to have his or her deferral amounts rebalanced on a quarterly basis to accrual rate percentage allocation elections as specified by the Participant.

                                   ARTICLE IX

                               GENERAL PROVISIONS

                  9.1 Prohibition of Assignment or Transfer. Any assignment, hypothecation, pledge or transfer of a Participant's or Beneficiary's right to receive payments under this Program shall be null and void and shall be disregarded, except to the extent required by law.

                  9.2 Program Not to Be Funded. The Corporation is not required to, and will not, for the purpose of funding this Program, segregate any monies from its general funds, create any trusts, or make any special deposits, which will give a Participant greater rights than those of a general creditor of the Corporation, and the right of a Participant or Beneficiary to receive a payment under this Program shall be no greater than the right of an unsecured general creditor of the Corporation.

                  9.3 Effect of Participation. Neither selection as a Participant, nor an election to participate or participation in this Program, shall entitle a Participant to receive awards under the Variable Compensation Plans, SRIP, ERIP or Equalization Plan, or affect the Corporation's right to discharge a Participant.

                  9.4 Communications To Be in Writing. All elections, requests and communications to the Corporation from Participants and Beneficiaries, and all communications to such persons from the Corporation, shall be in writing, and in such form and manner, and within such time, as the Corporation shall determine. In lieu of the foregoing, the Corporation may install a telephonic voice response system or utilize electronic means (such as e-mail or the internet) for such elections, requests and communications.

                  9.5 Absence of Liability. No officer, director or employee of the Corporation shall be personally liable for any acts or omission to act under this Program or, except in circumstances involving bad faith, for such officer's, director's or employee's own act or omission to act.

                  9.6 Titles for Reference Only. The titles given herein to sections and subsections are for reference only and are not to be used to interpret the provisions of this Program.

                  9.7 Delaware Law To Govern. All questions pertaining to the construction, regulation, validity and effect of the provisions of this Program shall be determined in accordance with Delaware law.

                  9.8 Amendment. The Board or the Compensation Committee may amend this Program at any time, but no amendment may be adopted which alters the payments due Participants or Beneficiaries, as of the date of the amendment, or the times at which payments are due, without the consent of each Participant affected by the amendment and of each Beneficiary (of a then deceased
Participant) affected by the amendment. In addition, the Administrative Committee may authorize any amendment which, either by itself or when aggregated with other amendments adopted during the calendar year, does not increase the Corporation's annual cost of any past or future benefits under this Program by more than $500,000.

                  9.9 Program Termination. The Board or the Compensation Committee may terminate this Program for any reason and at any time. In the event of such termination, the accounts of each Participant or Beneficiary under this Program shall become immediately payable in accordance with Section 6.1; provided that the Board or the Compensation

Committee, in its sole discretion, upon Program termination or at any time thereafter, may decide to make lump sum payments in lieu of annual payments.

                                                     UCAR INTERNATIONAL INC.


                                                          /s/ John C. Arnold
                                                     By: ___________________